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                                                                    EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use of our report, dated January 14, 1998, except for Note 14 as to which the date is February 5, 1998, relating to the consolidated financial statements of Button Gwinnett Financial Corporation and subsidiary for the two years ended December 31, 1997, included in this Annual Report on Form 10-K and incorporated by reference in the previously filed Registration Statements of Premier Bancshares, Inc. on Forms S-8 (File Numbers 333-29941, 333-60249 and 333-59475) and Form S-3D (File Number 333-60245).


                                    /s/ Mauldin & Jenkins, LLC
                                    -------------------------------

Atlanta, Georgia
March 23, 1999